Exhibit No. 8.1


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March 11, 1997

Board of Directors
First Federal Savings and Loan
  Association of Sistersville
726 Wells Street
Sistersville, West Virginia 26175

      Re: Federal Income Tax Opinion Relating to Conversion of the Association from a Federally Chartered Mutual Association to a Federally Chartered Stock Association and Simultaneous Acquisition of the Stock of the Stock Association by a Holding Company
            --------------------------------------------------------------------

Dear Board Members:

      In accordance with your request, set forth hereinbelow is the opinion of this firm relating to certain federal income tax consequences of the proposed conversion (the "Conversion") of First Federal Savings and Loan Association of Sistersville (the "Association") from a federally chartered mutual savings and loan association to a federally chartered capital stock savings association (the "Stock Association"), and simultaneous formation of a parent holding company (the "Holding Company") which will acquire all of the outstanding stock of the Stock Association.

      We have examined such corporate records, certificates and other documents as we have considered necessary or appropriate for this opinion. In such examination, we have accepted, and have not independently verified, the authenticity of all original documents, the accuracy of all copies, and the genuineness of all signatures.

                              STATEMENT OF FACTS
                              ------------------

      Based solely upon our review of such documents, and upon such information as the Association has provided to us (which we have not attempted to verify in any respect), and in


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Board of Directors
First Federal Savings and Loan Association
  of Sistersville
March 11, 1997
Page 2

reliance upon such documents and information, we understand that the Conversion and the relevant facts with respect thereto are as follows:

      The Association is a federally chartered mutual savings and loan association. As a mutual institution, the Association has no authorized capital stock. Instead, the Association, in mutual form, has a unique equity structure. A savings depositor of the Association is entitled to interest income on his or her account balance as declared and paid by the Association. A savings depositor has no right to a distribution of any earnings of the Association, but rather these amounts become retained earnings of the Association. However, a savings depositor has a right to share pro rata, with respect to the withdrawal value of his or her respective savings account, in any liquidation proceeds distributed in the event the Association is ever liquidated. Voting rights in the Association are held by its members, i.e., savings depositors and certain borrowers. Each savings depositor is entitled to cast one vote for each $100 or a fraction thereof of the withdrawal value of the member's account and each borrower member is entitled to one vote. Each member shall have a maximum of 1,000 votes. All of the interests held by a savings depositor in the Association cease when such depositor closes his or her accounts with the Association.

      The Board of Directors of the Association has decided that in order to promote the growth and expansion of the Association through the raising of additional capital, it would be advantageous for the Association to convert from a federally chartered mutual savings and loan association to a federally chartered capital stock savings association and to have the Holding Company simultaneously acquire all the stock of the Stock Association. It is proposed pursuant to a plan of conversion (the "Plan") that the Association's certificate of incorporation to operate as a mutual institution be amended and a new certificate of incorporation be acquired to allow it to continue its operations in the form of a federally chartered capital stock savings association. Further, the Association's Board of Directors has determined that in order to provide greater flexibility in future operations of the Association, including diversification of business opportunities and acquisitions, it is advantageous to have the stock of the Stock Association held by a parent holding company. The Plan provides for the conversion of the Association from mutual-to-stock form, and an appraisal of the pro forma market value of the stock of the Stock Association, which stock will be owned solely by the Holding Company. The Plan must be approved by the Office of Thrift Supervision ("OTS"), and by an affirmative vote of at least a majority of the total votes eligible to be cast at a special meeting of the Association's members called to vote on the Plan.

      The Holding Company has been formed, for the purpose of the proposed transaction described herein, to engage in business as a savings and loan holding company, and to hold all of the stock of the Stock Association. The Holding Company will issue shares of its voting common stock ("Holding Company Stock") upon completion of the Conversion, as described


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Board of Directors
First Federal Savings and Loan Association
  of Sistersville
March 11, 1997
Page 3

below, to persons purchasing such shares through a Subscription Offering and to the general public in a Community Offering.

      Following regulatory approval, the Plan provides for the issuance of shares of Holding Company Stock to eligible depositors and borrowers of the Association and others as described below and set forth in the Plan. The aggregate purchase price at which all shares of Holding Company Stock will be offered and sold pursuant to the Plan will be equal to the estimated pro forma market value of the Association at the time of the Conversion as held as a subsidiary of the Holding Company. The estimated pro forma market value will be determined by an independent appraiser. Pursuant to the Plan, all such shares of Holding Company Stock will be issued and sold at a uniform price per share. The Conversion and the sale of newly issued shares of the stock of the Stock Association to the Holding Company will be deemed effective concurrently with the closing of the sale of Holding Company Stock.

      As required by OTS regulations, shares of Holding Company Stock will be offered pursuant to non-transferable subscription rights on the basis of preference categories. All shares must be sold and to the extent that Holding Company Stock is available, no subscriber will be allowed to purchase less than 25 shares of Holding Company Stock, provided that the aggregate purchase price does not exceed $500. The Association has established various preference categories under which shares of Holding Company Stock may be purchased and a community offering category for the sale of shares not purchased under the preference categories. (If the third preference category is determined to be inappropriate to this conversion transaction, then there will only be three preference categories consisting of the first, second and fourth preference categories set forth below, and all references herein to Supplemental Eligible Account Holders and the Supplemental Eligibility Record Date shall not be applicable to the subject transaction.)

      The first preference category is reserved for the Association's Eligible Account Holders. The Plan defines "Eligible Account Holders" as any person holding a qualifying deposit. The Plan defines "qualifying deposit" as the aggregate balance of all savings accounts of an Eligible Account Holder in the Association at the close of business on August 31, 1995, which is at least equal to $50.00. Once a savings account holder of the Association qualifies as an Eligible Account Holder, he or she will receive, without payment, non-transferable subscription rights to purchase Holding Company Stock. The number of shares that each Eligible Account Holder may subscribe to is equal to the greater of (a) the maximum purchase limitation established for the Community Offering; (b) one tenth of one percent of the total offering of shares; or (c) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Holding Company Stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Eligible Account Holder and the denominator is the total amount of the qualifying deposits of all Eligible Account Holders in the


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Board of Directors
First Federal Savings and Loan Association
  of Sistersville
March 11, 1997
Page 4

Association. If there is an over subscription, shares will be allocated among subscribing Eligible Account Holders so as to permit each such account holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares subscribed for by the Eligible Account Holder. Any shares not then allocated shall be allocated among the subscribing Eligible Account Holders on an equitable basis, related to the amounts of their respective deposits as compared to the total deposits of Eligible Account Holders on the Eligibility Record Date. Non-transferable subscription rights to purchase Holding Company Stock received by officers and directors of the Association and their associates based on their increased deposits in the Association in the one year period preceding the Eligibility Record Date shall be subordinated to all other subscriptions involving the exercise of nontransferable subscription rights to purchase shares of Holding Company Stock under the first preference category.

      The second preference category is reserved for tax-qualified employee stock benefit plans of the Stock Association. The Plan defines "tax qualified employee stock benefit plans" as any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, which, with its related trust meets the requirements to be "qualified" under Section 401 of the Internal Revenue Code of 1986, as amended ("Code"). Under the Plan, the Stock Association's tax-qualified employee stock benefit plans may subscribe for up to 10% of the shares of Holding Company Stock to be offered in the Conversion.

      The third preference category is reserved for the Association's Supplemental Eligible Account Holders. The Plan defines "Supplemental Eligible Account Holder" as any person (other than officers or directors of the Association and their associates) holding a deposit in the Association on the last day of the calendar quarter preceding the approval of the Plan by the OTS ("Supplemental Eligibility Record Date"). This third preference category will only be used in the event that the Eligibility Record Date is more than 15 months prior to the date of the latest amendment to the Application for Approval of Conversion on Form AC filed prior to approval by the OTS. The third preference category provides that each Supplemental Eligible Account Holder will receive, without payment, nontransferable subscription rights to purchase Holding Company Stock to the extent that such shares of Holding Company Stock are available after satisfying subscriptions for shares in the first and second preference categories above. The number of shares to which a Supplemental Eligible Account Holder may subscribe to is the greater of (a) the maximum purchase limitation established for the Community Offering; (b) one-tenth of one percent of the total offering of shares; or (c) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of the shares of Holding Company Stock to be issued by a fraction of which the numerator is the amount of the qualifying deposit of the Supplemental Eligible Account Holder and the denominator is the total amount of the deposits of all Supplemental Eligible Account Holders on the Supplemental


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Board of Directors
First Federal Savings and Loan Association
  of Sistersville
March 11, 1997
Page 5

Eligibility Record Date. Subscription rights received pursuant to the third preference category shall be subordinated to all rights under the first and second preference categories. Non-transferable subscription rights to be received by a Supplemental Eligible Account Holder in the third preference category shall be reduced by the subscription rights received by such account holder as an Eligible Account Holder under the first and second preference categories. In the event of an over subscription, shares will be allocated so as to enable each Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation, including shares previously allocated in the first and second preference categories, equal to 100 shares or the total amount of his subscription, whichever is less. Any shares not then allocated shall be allocated among the subscribing Supplemental Eligible Account Holders on an equitable basis related to the amounts of their respective qualifying deposits as compared to the total qualifying deposits of Supplemental Eligible Account Holders on the Supplemental Eligibility Record Date.

      If there is no over subscription of the Holding Company Stock in the first, second and third preference categories, the fourth preference category becomes operable. In the fourth preference category, members of the Association entitled to vote at the special meeting of members to approve the Plan who are not Eligible Account Holders or Supplemental Eligible Account Holders ("Other Members") will receive, without payment, non-transferable subscription rights entitling them to purchase Holding Company Stock. Each other member shall receive subscription rights to purchase up to the maximum purchase limitation established for the Community Offering or one-tenth of one percent of the total offering of shares, to the extent that such stock is available. In the event of an over subscription by Other Members, Holding Company Stock will be allocated pro rata according to the number of shares subscribed for by each Other Member.

      If there is no over subscription for Holding Company Stock in the Subscription Offering, concurrently or subsequent to the Subscription Offering, the Holding Company Stock may be offered through a Community Offering in an amount equal to the greater of the maximum purchase limitation established for the Community Offering or one-tenth of one percent of the total offering of shares giving preference to persons residing in the counties in which the Association has offices under such terms and conditions as may be established by the Board of Directors of the Association. Orders for Holding Company Stock submitted in the Community Offering will be subordinated to orders for stock submitted in the Subscription Offering. In the event of an over subscription in the Community Offering, the shares shall be allocated pro rata on the basis of the amounts of the respective orders.

      The Plan further provides for limitations upon purchases of Holding Company Stock. Specifically, any person by himself or herself or with an associate or a group of persons acting in concert may subscribe for not more than such number of shares as shall equal $100,000


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Board of Directors
First Federal Savings and Loan Association
  of Sistersville
March 11, 1997
Page 6

divided by the Purchase Price (as such term is defined in the Plan), except that Tax-Qualified Employee Stock Benefit Plans may purchase up to 10% of the total shares of Holding Company Stock offered. Subject to any required regulatory approval and the requirements of applicable laws and regulations, the Association may increase or decrease any of the purchase limitations set forth herein at any time. The Board of Directors of the Association may, in its sole discretion, increase the maximum purchase limitation up to 5.0%. Requests to purchase additional shares of Holding Company Stock under this provision will be allocated by the Board of Directors on a pro rata basis giving priority in accordance with the priority rights set forth in the Plan. Officers and directors of the Association and their associates may not purchase in the aggregate more than 35% of the Holding Company Stock offered pursuant to the Plan. Directors of the Association will not be deemed associates or a group acting in concert solely as a result of their membership on the board of directors of the Association. All of the shares of Holding Company Stock purchased by officers and directors will be subject to certain restrictions on sale for a period of one year.

      The Plan provides that no person will be issued any subscription rights or be permitted to purchase any Holding Company Stock if such person resides in a foreign country or in a state of the United States with respect to which all of the following apply: (a) a small number of persons otherwise eligible to subscribe for shares under the Plan reside in such state; (b) the issuance of subscription rights or the offer or sale of the Holding Company Stock in such state, would require the Association or the Holding Company under the securities law of such state to register as a broker or dealer or to register or otherwise qualify its securities for sale in such state; and (c) such registration or qualification would be impracticable for reasons of cost or otherwise.

      The Plan also provides for the establishment of a Liquidation Account by the Stock Association for the benefit of all Eligible Account Holders and Supplemental Eligible Account Holders (if applicable). The Liquidation Account will be equal in amount to the net worth of the Association on the date of the Conversion. The establishment of the Liquidation Account will not operate to restrict the use or application of any of the net worth accounts of the Stock Association, except that the Stock Association will not declare or pay cash dividends on or repurchase any of its stock if the result thereof would be to reduce its net worth below the amount required to maintain the Liquidation Account. The Liquidation Account will be for the benefit of the Association's Eligible Account Holders and Supplemental Eligible Account Holders who maintain accounts in the Association at the time of the Conversion. All such account holders, including those not entitled to subscription rights for reasons of foreign or out-of-state residency (as described above), will have an interest in the Liquidation Account. The interest an Eligible Account Holder and Supplemental Eligible Account Holder will have a right to receive, in the event of a complete liquidation of the Stock Association, is a liquidation distribution from the Liquidation Account in the amount of the then current adjusted subaccount


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Board of Directors
First Federal Savings and Loan Association
  of Sistersville
March 11, 1997
Page 7

balances for savings accounts then held, prior to any liquidation distribution being made with respect to capital stock of the Stock Association.

      The initial subaccount balance for a savings account held by an Eligible Account Holder and/or Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the Liquidation Account by a fraction of which the numerator is the amount of the qualifying deposit in the savings account, and the denominator is the total amount of qualifying deposits of all Eligible Account Holders and Supplemental Eligible Account Holders in the Stock Association. The initial subaccount balance will never be increased, but may be decreased if the deposit balance in any qualifying savings account of any Eligible Account Holder or any savings account of any Supplemental Eligible Account Holder on any annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, whichever is applicable, is less than the lesser of (1) the deposit balance in the savings account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or the Supplemental Eligibility Record Date, or (2) the amount of the qualifying deposit in such savings account. In such event, the subaccount balance for the savings account will be adjusted by reducing each subaccount balance in an amount proportionate to the reduction in the savings account balance. Once decreased, the Plan provides that the subaccount balance will never be subsequently increased, and if the savings account of an Eligible Account Holder or Supplemental Eligible Account Holder is closed, the related subaccount balance in the Liquidation Account will be reduced to zero.

      The net proceeds from the sale of all of the shares of Holding Company Stock will become the permanent capital of the Holding Company, and the Holding Company will in turn purchase 100% of the stock issued by Stock Association, in exchange for up to 50% of the Holding Company's stock offering net proceeds or such other percentage as is approved by the Board of Directors with the concurrence of the OTS.

      Following the Conversion, voting rights in the Stock Association will rest exclusively in the sole holder of its capital stock, the Holding Company. Voting rights in the Holding Company will rest exclusively in the holders of the Holding Company Stock. The Conversion will not interrupt the business of the
Association,   and  its  business   will  continue  as  usual  under  the  Stock
Association. Each depositor will retain a withdrawable savings account or accounts equal in amount to the withdrawable account or accounts at the time of the Conversion. Mortgage loans of the Association will remain unchanged and retain their same characteristics in the Stock Association after the Conversion. The Stock Association will continue membership in the Federal Home Loan Bank System, and will remain subject to the regulatory authority of the OTS. Deposits in the Stock Association will continue to be insured by the Federal Deposit Insurance Corporation up to applicable limits of insurance coverage.



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Board of Directors
First Federal Savings and Loan Association
  of Sistersville
March 11, 1997
Page 8

      Immediately prior to the Conversion, the Association will have a positive net worth in accordance with generally accepted accounting principles. The savings account holders of the Association will pay expenses of the Conversion solely attributable to them, if any. The Association will pay its own expenses of the Conversion and will not pay any expenses solely attributable to its savings account holders or to the purchasers of Holding Company Stock.

                          REPRESENTATIONS BY MANAGEMENT
                          -----------------------------

      In connection with the proposed Conversion, the following statements, representations and declarations have been made to us by management of the
Association:

      1. The fair market value of the withdrawable savings accounts plus interests in the Liquidation Account of the Stock Association to be constructively received under the Plan will in each instance be equal to the fair market value of the withdrawable savings accounts of the Association surrendered in exchange therefor. All proprietary rights in the Association form an integral part of the withdrawable savings accounts being surrendered in the exchange.

      2. The Holding Company and the Stock Association each have no plan or intention to redeem or otherwise acquire any of the Holding Company Stock issued in the proposed transaction.

      3. Immediately following the consummation of the proposed transaction, the Stock Association will possess the same assets and liabilities as the Association held immediately prior to the proposed transaction, plus proceeds from the sale of its stock to the Holding Company. Assets used to pay expenses of the Conversion (without reference to the expenses of the Subscription Offering and the Community Offering) and all distributions (except for regular normal interest payments made by the Association immediately preceding the Conversion) will in the aggregate constitute less than one percent (1%) of the assets of the Association, net of liabilities associated with such assets, and will be paid by the Association and the Holding Company from the proceeds of the Subscription Offering and Community Offering.

      4. Following the Conversion, the Stock Association will continue to engage in its business in substantially the same manner as engaged in by the Association prior to the Conversion. The Stock Association has no plan or intention to sell or otherwise dispose of any of its assets, except in the ordinary course of business.

      5. Compensation to be paid to depositor-employees of the Holding Company, the Association or the Stock Association will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.



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Board of Directors
First Federal Savings and Loan Association
  of Sistersville
March 11, 1997
Page 9

      6. The aggregate fair market value of the "qualifying deposits" (as that term is defined in the Plan) held by Eligible Account Holders or Supplemental Eligible Account Holders (if applicable) as of the close of business on the Eligibility Record Date or Supplemental Eligibility Record Date (if applicable) entitled to interests in the Liquidation Account to be established by the Stock Association equalled or exceeded 99% of the aggregate fair market value of all savings accounts (including those accounts of less than $50.00) in the Association as of the close of business on such date.

      7. No shares of Holding Company Stock or stock of the Stock Association will be issued to or purchased by depositor-employees of the Association or the Stock Association at a discount or as compensation in the proposed transaction.

      8. No cash or property will be given to Eligible Account Holders, Supplemental Eligible Account Holders (if any), or others in lieu of (a) non-transferable subscription rights or (b) an interest in the Liquidation Account of the Stock Association.

      9. The Association has utilized a reserve for bad debts in accordance with Section 593 of the Code for tax years beginning prior to 1996 and, following the Conversion, the Stock Association shall utilize a reserve for bad debts in accordance with Section 585 of the Code (due to the repeal of Code
Section 593).

      10. The Association and the Stock Association are corporations within the meaning of Section 7701(a)(3) of the Code.

      11.  The  exercise  price  of  the  subscription  rights  received  by the
Association's Eligible Account Holders, Supplemental Eligible Account Holders and Other Members to purchase Holding Company Stock to be issued in the Conversion will be equal to the fair market value of the Holding Company Stock at the time of the completion of the proposed transaction as determined by an independent appraisal. The Association has received an opinion from an independent appraiser to the effect that the subscription rights to be received under the Plan do not have any value.

      12. The Association's savings depositors will pay expenses of the Conversion solely attributable to them, if any. The Holding Company, the Stock Association and the Association will pay their own expenses for the proposed transaction and will not pay any expenses solely attributable to the savings depositors or to the Holding Company stockholders.

      13. The Eligible Account Holders' and Supplemental Eligible Account Holders' proprietary interest in the Association arise solely by virtue of the fact that they are account holders in the Association.


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Board of Directors
First Federal Savings and Loan Association
  of Sistersville
March 11, 1997
Page 10


      14. The Holding Company has no plan or intention to issue additional equity interests following the proposed transaction.

      15. At the time of the proposed transaction, the Association will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire an equity interest in the Holding Company or the Stock Association.

      16. The Stock Association has no plan or intention to sell or otherwise dispose of any of the assets of the Association acquired in the proposed transaction (except for dispositions, including deposit withdrawals, made in the ordinary course of business).

      17. The liabilities of the Association assumed by the Stock Association plus the liabilities, if any, to which the transferred assets are subject were incurred by the Association in the ordinary course of its business and are associated with the assets transferred.

      18. The Association is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

      19. At the time of the proposed transaction, the fair market value of the assets of the Association on a going concern basis will exceed the amount of its liabilities plus the amount of liability to which its assets are subject.

                              OPINION OF COUNSEL
                              ------------------

Based solely upon the foregoing information, we render the following opinion of counsel:

      1. The change in the form of operation of the Association from a federally chartered mutual savings and loan association to a federally chartered capital stock savings association, as described above, will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and no gain or loss will be recognized to either the Association or to the Stock Association as a result of such conversion (See Rev. Rul. 80-105, 1980-1 C.B. 78; Rev. Rul. 96-29, 1996-24 I.R.B. 5). The Association and the Stock Association will each be a party to a reorganization within the meaning of Section 368(b) of the Code (Rev. Rul. 72-206, 1972-1 C.B. 104).

      2. No gain or loss will be recognized by the Stock Association on the receipt of money in exchange for shares of Stock Association stock (Section 1032(a) of the Code).

      3. The Holding Company will recognize no gain or loss upon receipt of money in exchange for shares of Holding Company Stock (Section 1032(a) of the Code).

Board of Directors
First Federal Savings and Loan Association
  of Sistersville
March 11, 1997
Page 11


      4. The assets of the Association will have the same basis in the hands of the Stock Association as in the hands of the Association immediately prior to the Conversion (Section 362(b) of the Code).

      5. The holding period of the assets of the Association to be received by the Stock Association will include the period during which the assets were held by the Association prior to the Conversion (Section 1223(2) of the Code).

      6. No gain or loss will be recognized by the Eligible Account Holders, Supplemental Eligible Account Holders and Other Members of the Association upon the issuance to them of withdrawable savings accounts in the Stock Association in the same dollar amount as their savings accounts in the Association plus an interest in the Liquidation Account of the Stock Association, as described above, in exchange for their savings accounts in the Association (Section 354(a) of the Code).

      7. The basis of the savings accounts in the Stock Association received by the account holders of the Association will be the same as the basis of their savings accounts in the Association surrendered in exchange therefor (Section 358(a)(1)). The basis of the interests in the Liquidation Account of the Stock Association received by the Eligible Account Holders and Supplemental Eligible Account Holders will be zero, that being the cost of such property. (Paulsen v. Commissioner, 469 U.S. 131, 139 (1985)). The basis of the non-transferable subscription rights will be zero, provided that such subscription rights are not deemed to have a fair market value and that the subscription price of such stock issuable upon exercise of such rights is equal to the fair market value of such stock. The basis of the Holding Company Stock to its stockholders will be the purchase price thereof, increased by the basis, if any, of the subscription rights exercised, (Section 1012 of the Code). The holding period of Holding Company Stock will commence upon the effective date of exercise of the subscription rights (Section 1223(6) of the Code).

      8. Provided that the amount to be paid for Holding Company Stock pursuant to the subscription rights is equal to the fair market value of such Holding Company Stock, no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members under the Plan upon the distribution to them of nontransferable subscription rights to purchase shares of Holding Company Stock.

      9. The part of the taxable year of the Association before the Conversion and the part of the taxable year of the Stock Association after the Conversion will constitute a single taxable year of the Stock Association. (See Rev. Rul. 57-276, 1957-1 C.B. 126). Consequently, the Association will not be required to file a federal income tax return for any portion of such taxable year (Section 1.381(b)-1(a)(2) of the Treasury Regulations).

Board of Directors
First Federal Savings and Loan Association
  of Sistersville
March 11, 1997
Page 12


      10. As provided by Section 381(c)(2) of the Code and Section 1.381(c)(2)-1 of the Treasury Regulations, the Stock Association will succeed to and take into account the earnings and profits or deficit in earnings and profits of the Association as of the date or dates of transfer.

      11.  Pursuant  to the  provisions  of  Section  381(c)(4)  of the Code and
Section 1.381(c)(4)-1(a)(1)(ii) of the Treasury Regulations, the Stock Association will succeed to and take into account, immediately after the reorganization, those accounts of the Association which represent bad debt reserves in respect of which the Association has taken a bad debt deduction for taxable years ending on or before the date of the transfer. The bad debt reserves will not be required to be restored to the gross income of either the Association or the Stock Association for the taxable year of the transfer, and such bad debt reserves will have the same character in the hands of the Stock Association as they would have had in the hands of the Association if no distribution or transfer had occurred.

      12. Regardless of book entries made for the creation of the Liquidation Account, the Conversion, as described above, will not diminish the accumulated earnings and profits of the Stock Association available for the subsequent distribution of dividends within the meaning of Section 316 of the Code (Section 1.312-11(b) and (c) of the Treasury Regulations).

      13. The creation of the Liquidation Account on the records of the Stock Association will have no effect on the taxable income of the Association or the Stock Association, deductions or additions to reserves for bad debts previously made under Section 593 of the Code, or distributions to shareholders under
Section 593(e). (Rev. Rul. 68-475, 1968-2 C.B. 259).

      14. For purposes of Section 381 of the Code, the Stock Association will be treated the same as the Association would have been had there been no reorganization. Accordingly, the taxable year of the Association will not end on the effective date of the proposed transaction merely because of the transfer of assets of the Association to the Stock Association and the tax attributes of the Association enumerated in Section 381(c) will be taken into account by the Stock Association as if there had been no reorganization (Section 1.381(b)-1(a)(2)) of the Treasury Regulations).

      No opinion is expressed as to the tax treatment of the transaction under the provisions of any of the other sections of the Code and Treasury Regulations which may also be applicable thereto, or under federal law, or to the tax treatment of any conditions existing at the time of, or effects resulting from, the transactions which are not specifically covered by the items set forth above. Notwithstanding any reference to Code Section 381 above, no opinion is expressed or intended to be expressed herein as to the effect, if any, of this transaction on the continued existence of, the carryover or carryback of, or the limitation on, any net operating losses (if any) of the Association or its successor, the Stock Association, under the Code.

Board of Directors
First Federal Savings and Loan Association
  of Sistersville
March 11, 1997
Page 13


      We hereby consent to the filing of this opinion as an exhibit to the Application for Conversion on Form AC of the Association to be filed with the OTS, the Application H-(e)(1)-S of the Holding Company to be filed with the OTS, and the Registration Statement on Form S-1 of the Holding Company to be filed under the Securities Act of 1933, as amended, and to the reference of our firm in the prospectus related to this opinion.

                                        Very truly yours,


                                        /s/ MALIZIA, SPIDI, SLOANE & FISCH, P.C.
                                        MALIZIA, SPIDI, SLOANE & FISCH, P.C.